STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into in duplicate effective the 12 day of June 2012, by and among Lauren Notar (“Buyer”); and Harry Bygdnes (“Seller”).

RECITALS

A.

Seller owns ten million (10,000,000) shares of $.001 par common stock of Source Gold Corp., a Nevada corporation (“Company”) (the “Shares”).

B.

Seller desires to sell, assign, transfer, convey, deliver and set over the Shares to Buyer, on the terms and subject to the conditions specified by the provisions of this Agreement.

C.

Buyer desires to purchase and acquire the Shares from Seller, on the terms and subject to the conditions specified by the provisions of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

“Breach” - a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

“Buyer” - Lauren Notar, as defined in the preamble of this Agreement.

“Consent” - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

“Contemplated Transaction” - the transaction contemplated by the provisions of this Agreement, including:

(a)

the sale of the Shares by Seller to Buyer;

(b)

the performance by Buyer and Seller of their respective covenants and obligations pursuant to this Agreement; and

(c)

Buyer’s acquisition and purchase of the Shares from the Seller.

“Contract” - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally obligating.

“Encumbrance” - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any nature whatsoever, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Governmental Authorization” - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or pursuant to the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” - any:

(a)

nation, state, commonwealth, county, city, town, village, district, ward, or other jurisdiction of any nature;

(b)

federal, state, local, municipal, foreign, or other government;

(c)

governmental or quasi-governmental authority of any nature whatsoever (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)

multi-national organization or body; or

(e)

body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature whatsoever.

“Knowledge” - an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual should have been aware of such fact or other matter, after reasonable investigation thereof.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, manager, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Legal Requirement” - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Order” - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Person” - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, fraternal organization, group, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Proceeding” - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Representative” - with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities Act” - the Securities Act of 1933, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller” - Harry Bygdnes, as defined in the preamble of this Agreement.

“Shares” - as defined in the Recital A of this Agreement.

“Threatened” - a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would cause a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter probably will be asserted, commenced, taken, or otherwise pursued in the future.

ARTICLE II

SALE AND TRANSFER OF SHARES

2.1

Shares. On the terms and subject to the conditions of this Agreement, upon the execution of this Agreement, Seller will sell, transfer, assign, convey, deliver and set over the Shares to Buyer, and Buyer will purchase and acquire the Shares from Seller.

2.2

Purchase Price. The aggregate purchase price for the Shares shall be, and hereby is, Ten Thousand Dollars ($10,000.00) (“Purchase Price”).  The Purchase Price shall be paid on the date of execution of this Agreement.

2.3

Obligations upon Execution. Upon the execution of this Agreement:

(a)

Seller will deliver to Buyer the certificate or certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer; and

(b)

Buyer will pay and deliver to Seller the Purchase Price.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1

Authority; No Conflict.

(a)

This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform Seller’s obligations pursuant to this Agreement.

(b)

Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transaction or to exercise any remedy or obtain any relief pursuant to, any Legal Requirement or any Order to which Seller or any Shares may be subject;

(ii)

contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any applicable Contract; or

(iii)

result in the imposition or creation of any Encumbrance upon or with respect to any of the Shares.

(c)

Seller is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transaction.

3.2

Ownership of Shares.

  Seller is the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. There are no Contracts relating to the encumbrance, sale, transfer or other disposition of any of the Shares. Seller does not own, or has any Contract to acquire, any equity securities or other securities of the Company.

3.3

Legal Proceedings; Orders.

(a)

There is no pending Proceeding:

(i)

that has been commenced by or against Seller that relates to or may affect the Shares; or

(ii)

that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transaction;

(b)

There is no Order to which any of the Shares is subject;

(c)

Seller is not subject to any Order that relates to any of the Shares;

(d)

No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Shares is subject; and

(e)

Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Shares is or has been subject.

(f)

To the Knowledge of Seller, (1) no such Proceeding or Order has been Threatened, and (2) no event has occurred or circumstance exists that may give result in or serve as a basis for the commencement of any such Proceeding or the issuance of any such Order.

3.4

Directed Selling Efforts in the United States.  Seller and Seller’s Representatives have not engaged in any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares.

3.5

No Sale in the United States.  No part of the Contemplated Transaction shall occur within the United States.

3.6

Brokers or Finders. Seller and Seller’s Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the contemplated transaction.

3.7

Disclosure.  No representation or warranty of Seller in this Agreement omits to specify a material fact necessary to make the information specified herein or therein, considering the circumstances in which that information was furnished, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1

Authority; No Conflict.

(a)

This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.  Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations pursuant to this Agreement, and Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement.

(b)

Neither the execution and delivery of this Agreement nor the consummation or performance of the Contemplated Transaction will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transaction or to exercise any remedy or obtain any relief pursuant to, any Legal Requirement or any Order to which Buyer may be subject;

(ii)

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of Buyer;

(iii)

cause Seller to become subject to, or to become liable for the payment of, any Tax; or

(iv)

contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy pursuant to, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

(c)

Buyer is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Contemplated Transaction.

(d)

Buyer is acquiring the Shares for Buyer’s own account and not with an intention of distribution as contemplated by the provisions of Section 2(a)(11) of the Securities Act.

(e)

Buyer is not an “U.S. Person” as such term is defined in Rule 902(k)(2) of Regulation S promulgated pursuant to the Securities Act.

4.2

The Shares are Restricted Securities.  Buyer is aware that there are substantial restrictions on the transferability of the Shares.  As the Shares have not been registered pursuant to the provisions of the Securities Act, the Shares are “restricted securities” and cannot be transferred, assigned, sold, or otherwise conveyed in the United States of America without such registration or pursuant to a transaction exempt from such registration.  Buyer is aware that Buyer shall be responsible for compliance with all conditions on transfer imposed by applicable law.

4.3

No Right to Require Registration of the Shares.  Buyer is aware that Buyer has no right to require that the Shares be registered pursuant to the provisions of the Securities Act or the securities laws of any other applicable jurisdiction. Buyer is aware that neither the Company nor Seller has no obligation to assist Buyer in obtaining any exemption from any registration requirements imposed by applicable law, or registering or qualifying the Shares in any jurisdiction.  Buyer is aware that Buyer shall be responsible for compliance with all conditions on transfer imposed by the Securities and Exchange Commission or a securities administrator or similar person of any applicable state or other jurisdiction.

4.4

Disclosure.  No representation or warranty of Buyer in this Agreement omits to specify a material fact necessary to make the information specified herein or therein, considering the circumstances in which that information was furnished, not misleading.

4.5

Brokers or Finders. Buyer and Buyer’s Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

ARTICLE V

INDEMNIFICATION; REMEDIES

5.1

Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement will survive this Agreement. The right to indemnification, payment of Damages (as defined in Section 5.2 and Section 5.3 below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

5.2

Indemnification and Payment of Damages by Seller. Seller will indemnify and hold harmless Buyer for, and will pay to Buyer the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), directly or indirectly, resulting from or in connection with:

(a)

any Breach of any representation or warranty made by Seller in this Agreement;

(b)

any Breach by Seller of any covenant or obligation of Seller in this Agreement; or

(c)

any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller (or any Person acting on their behalf) in connection with any of the Contemplated Transaction.

The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer.

5.3

Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller for, and will pay to Seller the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), directly or indirectly, resulting from or in connection with:

(a)

any Breach of any representation or warranty made by Buyer in this Agreement;

(b)

any Breach by Buyer of any covenant or obligation of Buyer in this Agreement; or

(c)

any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer (or any Person acting on their behalf) in connection with any of the Contemplated Transaction.

The remedies provided in this Section 5.3 will not be exclusive of or limit any other remedies that may be available to Seller.

ARTICLE VI

GENERAL PROVISIONS

6.1

Expenses. Except as otherwise expressly provided in this Agreement, each party shall pay all expenses, costs and fees (including attorneys’ fees) incurred by that party in connection with the Contemplated Transaction, including the preparation, execution and delivery of this Agreement.

6.2

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile or email (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile or email numbers set forth below (or to such other addresses and facsimile numbers or email addresses as a party may designate by notice to the other parties):

Seller:

Harry Bygdnes

C/O Thanyarat Inla
Moo 5
Baan donyanang
T. Nakha O. Moung
J. Udon Thani 41000, Thailand

Skype; harrybyg

Email address: harrybyg@gmail.com

Buyer:

Lauren Notar

205 Pine Cove Road,

Burlington, Ontario,

L7N 1W7

Facsimile number: 905-632-8882

Email address: laumax10@gmail.com

6.3

Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent and purpose of this Agreement and the documents referred to in this Agreement.

6.4

Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege pursuant to this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.5

Entire Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes the complete and exclusive statement of the terms of the Agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written Agreement executed by the party to be charged with such amendment.

6.6

Assignments, Successors, and No Third-party Rights. No party may assign any of its rights pursuant to this Agreement without the prior written consent of the other party, and any such assignment shall be null and void ab initio. Subject to the preceding sentence, this Agreement will apply to, obligate in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim pursuant to or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

6.7

Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.8

Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “section” or “sections” refer to the corresponding section or sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

6.9

Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

6.10

Governing Law. This Agreement will be governed by the laws of the State of Nevada, without regard to conflicts of laws principles.

6.11

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Seller:

___________________________________

Harry Bygdnes

Buyer:

________________________________

Lauren Notar